Exhibit 10.3

PATENT LICENSE AGREEMENT

This Patent License Agreement (the “Agreement”) is entered into as of the 10th day of July, 2007 (the “Effective Date”) by and between PCP Acquisition, Inc., a Colorado corporation (“Licensor”), and Perfect Circle Projectiles, LLC, an Illinois limited liability company (“PCP”).

RECITALS

WHEREAS, Licensor is the owner of all right, title and interest in and to the patents set forth on Exhibit A attached hereto (the “Licensed Patents”);

WHEREAS, PCP desires to secure the exclusive rights to manufacture, have manufactured, use and sell products embodying any claim of the Licensed Patents anywhere in the world (“Spherical Projectiles”) solely in the Field of Use (defined below);

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the payment of $1 by PCP to Licensor, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.	LICENSE

Subject to the terms and conditions of this Agreement, Licensor hereby grants to PCP, during the Term (defined below), an exclusive license of the Licensed Patents, in the Field of Use, to manufacture, have manufactured, use, offer for sale, sell, distribute and otherwise commercialize, on a worldwide basis, Spherical Projectiles (“Licensed Products”). This grant is to the exclusion of all others including Licensor, however, Licensor retains all rights under the Licensed Patents outside the Field of Use and Licensor retains the non-exclusive right (along with PCP) to use the Licensed Patents for “Animal Deterrent Use” (as such term is defined in the Asset Purchase Agreement between Licensor, PCP, Gary E. Gibson and Security With Advanced Technology, Inc. of even date herewith (the “Purchase Agreement”)). “Field of Use” shall mean any market in which Spherical Projectiles are used for a purpose other than a “Tactical Use” (as such term is defined in the Purchase Agreement). In addition, Licensor hereby grants to PCP a limited, non-exclusive, revocable license of the Licensed Patents to manufacture, have manufactured, use, offer for sale, sell and distribute the Licensed Products solely in connection with the PTI Agreement (as such term is defined in the Purchase Agreement) and solely in order to enable PCP to comply with its obligations with respect to the PTI Agreement under Section 6.10 of the Purchase Agreement.

2.	IMPROVEMENTS

PCP shall promptly notify Licensor of all improvements to the technology embodied in the Licensed Patents conceived of by employees or contractors acting on behalf of PCP. The term “conceived” as used in this Agreement shall have the meaning ascribed to it under United States patent law. Upon such notification, Licensor and PCP shall enter into discussions in good faith regarding the ownership and licensing of such improvements.

3.	PROSECUTION AND MAINTENANCE OF PATENTS

Licensor shall have the sole right and responsibility to prosecute and maintain the Licensed Patents (subject to Licensor’s obligations under the Security Agreement). PCP hereby consents to cooperate fully with Licensor in any such prosecution or maintenance activity. Licensor agrees to reimburse PCP for all reasonable expenses necessarily incurred by PCP in providing such Licensor requested cooperation.

4.	PROTECTION AND ENFORCEMENT OF PATENTS

Licensor shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the Licensed Patents. With respect to the infringements of the Licensed Patents in the Field of Use, if within three (3) months after having been notified of an infringement of the Licensed Patents in the Field of Use, the infringer has not ceased and desisted from the infringing activities and Licensor has not brought and is not diligently prosecuting an infringement action or otherwise attempting an alternative resolution of the infringement with the infringer, or if Licensor shall notify PCP at any time prior thereto of its intention not to bring suit against or to take other action to resolve the infringement in the Field of Use, then, and in those events only, PCP shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Licensed Patents in the Field of Use, and PCP may, for such purposes, include Licensor as party plaintiff without expense to Licensor. No settlement, compromise, consent judgment or any voluntary final disposition of the suit may be entered into by PCP without the prior written consent of Licensor, such consent which shall not be unreasonably withheld.

In the event either Licensor or PCP shall undertake the enforcement and/or defense of the Licensed Patents by litigation, any recovery of damages by the party undertaking such enforcement or defense for each such suit shall be applied first to reimburse each party for expenses and reasonable attorney’s fees incurred by such party in connection with such suit, and the portion of the damages remaining, if any, that are attributable to infringement of the Licensed Patents within the Field of Use shall be shared by the parties in proportion with their respective shares of the litigation expenses in such infringement action.

In any infringement or misappropriation action that either party may institute to enforce the Licensed Patents pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiation, such suit, cooperate in all reasonable respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

If Licensor initiates a suit to enforce or defend the Licensed Patents, and PCP is requested to provide assistance to Licensor, Licensor agrees to reimburse PCP for all reasonable expenses necessarily incurred by PCP in providing such cooperation. Likewise, if PCP initiates a suit to enforce or defend the Licensed Patents, and Licensor is requested to provide assistance to PCP, PCP agrees to reimburse Licensor for all reasonable expenses necessarily incurred by Licensor in providing such cooperation.

5.	INTELLECTUAL PROPERTY OWNERSHIP

PCP acknowledges and agrees that Licensor owns all right, title and interest in and to the Licensed Rights and the Proprietary Rights (as such term is defined in the Purchase Agreement). PCP agrees that it will take no action inconsistent with Licensor’s ownership of the Licensed Rights or the Proprietary Rights and will not challenge the validity of the Licensed Rights or the Proprietary Rights. PCP agrees not to use the Product Rights and Patents for any purpose not authorized by this Agreement.

6.	PATENT MARKING

PCP agrees to comply with the marking provisions of 35 U.S.C. § 287 with respect to all Licensed Products which are manufactured and/or sold by PCP and its distributors and which are covered by any claim contained in the Licensed Patents. The proper statutory notice shall likewise be conspicuously marked on all packages and containers containing and on all advertisements, literature and promotional material describing or mentioning all such Licensed Products which are manufactured and/or sold by PCP and its distributors and which are covered by any claim contained in the Licensed Patents.

7.	FIELD OF USE DETERMINATION

If PCP intends to sell any new product or enter into any new market (other than the non-competing Spherical Projectiles listed in Schedule D to the Purchase Agreement), PCP will promptly notify Licensor of its intentions (in any event such notice shall be prior to PCP’s entering into any agreements with third parties to distribute or any direct offers to sell to end users). Upon such notification, Licensor and PCP shall discuss in good faith whether the new product or proposed market falls within the Field of Use. If Licensor and PCP are unable to reach agreement on such a determination then the parties shall submit the issue to binding arbitration. The parties will arbitrate any dispute arising from this Agreement pursuant to the terms of Section 9.12 of the Purchase Agreement.

8.	TERM AND TERMINATION

8.1          Term. This Agreement shall begin on the Effective Date and continue in full force and effect until the expiration of the last patent licensed hereunder, unless the Agreement is sooner terminated pursuant to the termination provision below (“Term”).

8.2          Termination by Licensor. Licensor may terminate this Agreement if PCP (a) materially breaches its obligations hereunder, which breach is not remedied within thirty days following written notice by Licensor of such breach.

8.3          Effect of Termination. Upon termination of this Agreement for any reason whatsoever, PCP agrees to immediately cease using, manufacturing, having manufactured, offering for sale or selling any Licensed Product that is covered by any claim in any Licensed Patents then in force and effect and deliver to Licensor a certification, in writing signed by an authorized person on behalf of PCP that the Licensed Patents, confirming the same; provided, however, that PCP may offer for sale and sell, for a period of six (6) months following the date of termination, any Licensed Product PCP has in its inventory as of the date of termination.

9.	DISCLAIMER OF WARRANTIES

Licensor DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER CONCERNING THE LICENSED PATENTS OR THE TECHNOLOGY ASSOCIATED THEREWITH WHICH IS PROVIDED TO PCP “AS IS” AND ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED.

10.	INDEMNIFICATION

PCP hereby agrees to indemnify and hold Licensor, its directors, officers, agents, and employees harmless from and against any and all claims, actions, suits, damages, awards, costs (including reasonable attorney fees), expenses and liabilities incurred in connection with any third party claim (i) arising from defects attributable to PCP’s materials, manufacturing or workmanship; (ii) arising from defective designs, or (iii) that PCP’s manufacture, distribution or sale of Licensed Products violates any foreign or United States federal, state or local law, regulation or statute. Licensor will promptly notify PCP of any and all such claims and will reasonably cooperate with PCP with the defense and/or settlement thereof, which defense and/or settlement shall be controlled by PCP, provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Licensor in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Licensor’s written consent (not to be unreasonably withheld or delayed) and Licensor may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim, at Licensor’s expense. PCP agrees to name Licensor as an insured on its product liability insurance with respect to Licensed Products manufactured and sold by PCP.

11.	LIMITATIONS OF LIABILITY

EXCEPT FOR OBLIGATIONS ARISING UNDER SECTION 10 OF THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY, UNDER ANY LEGAL OR EQUITABLE THEORY, FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, SUFFERED BY OR OTHERWISE COMPENSABLE TO THE OTHER, ARISING OUT OF, UNDER OR RELATING TO THIS AGREEMENT, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.	NOTICES

Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) personally delivered, (b) sent by a nationally recognized overnight courier service for next business day delivery (c) sent by first-class U.S. mail, prepaid, certified and return receipt requested, or (d) delivered by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to clause (a), (b) or (c) above, to the address set forth below:

PCP Acquisition, Inc.	With a copy to:

10855 Dover Street, Suite 1100 Westminster, Colorado 80021 Attention: Scott Sutton Fax: (303) 439-0414	Adam J. Agron Brownstein Hyatt Farber Schreck, P.C. 410 Seventeenth Street Suite 2200 Denver, Colorado 80202-4437 Fax: 303.223.0934
Perfect Circle Projectiles, LLC	With a copy to:

28101 Ballard Drive, Unit C Lake Forest, Illinois 60045 Attention: Gary E. Gibson Fax: (847) 367-8980	Shadle & Associates, Ltd. 1019 W. Wise Road, Suite 200 Schaumburg, Illinois 60193 Attention: Ronald E. Shadle Fax: (847) 891-3176

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is delivered pursuant to clause (a) or (d) above, (y) the next succeeding business day after the date such notice is delivered pursuant to clause (b) above, or (z) three business days after such notice is delivered pursuant to clause (c) above.

13.	JOINT WORK PRODUCT

In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if jointly drafted by the parties and no presumption, inference or burden of proof shall arise favoring or disfavoring a party by virtue of authorship of any or all of the Agreement provisions. Each party represents and agrees that it has had the opportunity to seek the advice and counsel of appropriate professionals, including legal and accounting.

14.	HEADINGS

The headings appearing at the beginning of the several sections contained in this Agreement have been inserted for identification and reference purposes only and shall not be used in the construction and interpretation of this Agreement. The word “including” will be ascribed a non-exclusive meaning unless followed by the word “only.”

15.	INDEPENDENT CONTRACTOR

The parties hereto are independent of each other and this Agreement does not create the relationship of partnership, principal-agent, employer-employee or joint venture between them. The parties agree and acknowledge that this Agreement is not a “work made for hire” and that neither party has been “hired to invent”.

16.	ENTIRE AGREEMENT

This Agreement, the Purchase Agreement and Exhibit A hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

17.	SEVERABILITY

In the event that any provision of this Agreement shall be unenforceable or invalid, in whole or in part, under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement, the remaining clauses and provisions, or portions thereof, unenforceable or invalid as a whole, and, in such event, such provisions shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

18.	WAIVER

The failure of either party to enforce any of the provisions in this Agreement shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

19.	AMENDMENT; ASSIGNMENT; BINDING EFFECT

This Agreement may be amended or modified only by a written instrument signed by the parties hereto. PCP may not assign or otherwise transfer (including by operation of law) this Agreement or any of its rights or obligations hereunder without the prior written consent of Licensor (which consent will not be unreasonably withheld, delayed or conditioned). Licensor’s consent shall not be deemed to have been unreasonably withheld if Licensor objects to the assignment or other transfer (including by operation of law) of this Agreement by PCP to a competitor of Licensor. A sale of all or substantially all of the assets of Licensor or a majority of the outstanding equity interests in Licensor shall constitute an assignment of this Agreement that requires Licensor’s prior written consent. This Agreement may be assigned or otherwise transferred by Licensor without the consent of PCP so long as the assignee agrees to be bound all of the terms of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

20.	GOVERNING LAW

This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the state of Delaware, without regard to the conflicts of laws principles thereof. Service of process in any such proceeding may be made by certified mail, return receipt requested, or its international equivalent, directed to the respective party at the address at which it is to receive notice as provided herein. Each of the parties to this Agreement irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any proceeding brought in any such court or any claim that a legal proceeding commenced in such court has been brought in an inconvenient forum.

21.	SURVIVAL

The provisions of Sections 5, 9, 10, 11, 12, 13, 16, 17, 19, and 20 shall survive a termination or expiration of this Agreement for any reason whatsoever.

22.	COUNTERPARTS/FACSIMILE

This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but both of which shall constitute one and the same instrument. This Agreement may be executed by facsimile, and each such facsimile signature shall be deemed to be an original.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

PCP ACQUISITION, INC.	PERFECT CIRCLE PROJECTILES, LLC

By: /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer	By: /s/ Gary E. Gibson Gary E. Gibson Manager

****signature page to Patent License Agreement****

EXHIBIT A

LICENSED PATENTS

US Patent	5,254,379
US Patent	5,639,526

France	0609298
Germany	69212332.6
Great Britain	0609298
Hong Kong	1015867
Japan	35-79065